SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________

United American Corporation
(Exact Name of Registrant as Specified in Its Chapter)

Florida                                                                                                                95-4720231
(State of Incorporation)                                                                           (I.R.S. Employer Identification No.)

220 De La Coulee
Mount Saint Hilaire, Quebec, Canada J3H 5Z6
(514) 788-4890
(Address and Telephone Number of Principal Executive Offices)

2003 STOCK OPTION PLAN OF STUDIO BROMONT, INC.
(Full Title of the Plan)

Cane Clark, LLP
3273 E. Warm Springs Rd.
Las Vegas, NV 89120
 (702) 312-6255
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock $0.001 par value	4,000,000 Shares	$0.09 Per Share	$360,000.00	$45.61

(1)  This registration statement covers the common stock issuable upon the exercise of options issued under our 2003 Stock Option Plan (the “Plan”) to employees and/or consultants of the registrant. This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the Stock Option Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)  The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon the exercise price of $0.14 per share. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act of 1933, as amended.

(3)  1,000,000 of the underlying shares authorized under the Plan were registered on June 24, 2003 pursuant to the original Registration Statement 333-106413. A fee of $7.36 was paid in connection with the original Registration Statement. 3,000,000 additional shares were authorized and registered under the Plan on August 4, 2004 pursuant to Post-Effective Amendment No. 1 to the Registration Statement 333-106413. A fee of $60.81 was paid in connection with the Post-Effective Amendment No. 1 to the Registration Statement.

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Copies to:
Kyleen E. Cane
Cane Clark LLP
3273 E. Warm Springs Rd.
Las Vegas, Nevada 89120
(702) 312-6255
_________________

Explanatory Note

This Post-Effect Amendment No. 2 ("the Amendment") to the Registration Statement on Form S-8 (Registration No. 333-106413) (the "Original Registration Statement") of United American Corporation (f/k/a Studio Bromont, Inc.), a Florida Corporation (the "Company"), is being filed by the Company to register an additional 4,000,000 shares of the Company's common stock, par value $0.001, issuable under the Company's 2003 Stock Option Plan (the "Plan").

Incorporation of Prior Registration Statement by Reference

The Company hereby incorporates by reference into this Amendment the contents of the Original Registration Statement.

PART II

Information Required in the Registration Statement

Item 8.	Exhibits.

Exhibit Number	Description of Document
4.1	United American Corporation Amendment No. 1 to 2003 Stock Option Plan *
4.2	United American Corporation Amendment No. 2 to 2003 Stock Option Plan
5.1	Opinion of Bryn & Associates, independent legal counsel, regarding the due authorization and valid issuance of the shares of Common Stock, with consent to use.
10.1	2003 Stock Option Plan *
23.1	Consent of Madsen & Associates, CPA’s Inc., Independent Auditors

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*  Previously filed in Form S-8 filed June 24, 2003, File No. 333-106413

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, United American Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Saint Hilaire, P.Q., on this 13th day of May, 2005.

United American Corporation

By:          /s/ Benoit Laliberte
                      Benoit Laliberte
                      Principal Executive Officer
                      Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2. to Registration Statement has been signed by the following persons in the capacities indicated below on May 13th, 2005

SIGNATURE     TITLE

               /s/ Benoit Laliberte                                              Chief Executive Officer, Chief Financial
                    Benoit Laliberte                                               Officer, and Director